Exhibit 10.32
QCR HOLDINGS, INC.
2005 DEFERRED INCOME PLAN
(As amended and Restated October 23, 2008)

QCR Holdings, Inc.
2005 Deferred Income Plan
Section 1. Purpose
The purpose of the QCR HOLDINGS, INC. 2005 DEFERRED INCOME PLAN (“Plan”) is to enable directors and selected key officers of QCR HOLDINGS, INC. (“Company”), and any affiliates, to elect to defer all or a portion of the fees and cash compensation payable on account of service as a director or employee. The Plan is intended as a means of maximizing the effectiveness and flexibility of the compensation arrangements to directors and a select group of management or highly compensated employees of the Company and its affiliates, and as an aid in attracting and retaining individuals of outstanding abilities and specialized skills for service. All obligations under the Plan will be solely borne by the Company or the affiliate that employs the participating employee or for which the director performs services (in each case, the “Employer”). It is the intent of the Company and the Employers that this Plan comply in its entirety with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder ( collectively referred to herein as “Section 409A”).
Section 2. Effective Date
The Plan is effective as of October 23, 2008; provided, however, that if any changes pursuant to the amendment and restatement of this Plan constitute a change in the form or timing of distributions under Code Section 409A, such changes shall be effective as of January 1, 2009, in accordance with the transition relief provided under IRS Notice 2007-86.
Section 3. Plan Administration
The Plan shall be administered by the Executive Committee (“Committee”), or other committee as may be designated by the Board of Directors of the Company (“Board”) from time to time. The Committee shall have sole authority to select the individuals, from among those eligible, who may participate under the Plan and to establish all other participation requirements. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be final and binding on the applicable Participants, their heirs and personal representatives.
Section 4. Eligibility
Any director or key officer of an Employer may be designated by the Board to participate in the Plan; provided, however, that officers eligible for designation shall be limited to a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Any such director or key officer shall be a “Participant” as of the date designated by the Board, and his or her status as a Participant shall continue until the date on which all payments due under the terms of the Plan have been made.

Section 5. Shares Subject to the Plan
The aggregate number of shares of common stock of the Company (“Shares”) which may be distributed to directors and employees under the Plan shall be One Hundred Thousand (100,000) Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan. The aggregate number of Shares which may be distributed under the Plan shall be automatically adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split, unless the Board determines in its sole discretion that, based on the facts and circumstances, a formulaic adjustment is not appropriate, and that a differing adjustment, or no adjustment, is more equitable.
Section 6. Election to Defer Income
(a) In General. Each Participant shall be entitled to make an irrevocable election (“Election”) to defer receipt of all or a portion of the fees or compensation otherwise payable to him or her in cash (“Income”). Income with respect to which an Election has been made (and shall not have been revoked) shall be referred to hereinafter as “Deferred Income.”
(b) Timing of Elections. An Election to defer Income under the Plan must be properly filed with the Company not later than the following:
(i)	the last business day of the tax year preceding the year in which the Income is earned, or such earlier time as established by the Committee;

(ii)	thirty (30) days after first becoming eligible to participate in the Plan; provided such Income relates to services performed after the date of the Election; or

(iii)
six (6) months prior to the end of an applicable performance period; provided such Election is with respect to incentive compensation which qualifies as “bonus compensation” as defined under Section 409A.

All such Elections shall continue in effect until the Participant delivers to the Board a written revocation or modification of such Election pursuant to paragraph (d) below.
(c) Manner of Election. Elections to defer receipt of Income shall be made in writing in accordance with such rules and procedures as the Committee may prescribe; provided, however, that each such Election to defer shall include:
(i)	the amount to be deferred, expressed either as a fixed dollar amount or a percentage of Income;
(ii)	the date on which the Deferred Income payment(s) shall be paid or commence; and
(iii)	the number of annual installments for the payment of Deferred Income (maximum ten (10)).
(d) Changes to Elections. Modifications to existing Elections which change the timing or method of payment shall be subject to the following:
(i)	A revised Election must be made not later than twelve (12) months prior to the scheduled payment date reflected in the most recent Election; and
(ii)	To the extent required under Code Section 409A, the revised payment date must be not sooner than the five (5) year anniversary of the previously scheduled payment date.
(iii)
Notwithstanding the foregoing, in a manner that is consistent with Section 409A, the Employer may solicit special transition rule Elections (“Special Election”) from Participants to change the method and/or timing of distributions of all amounts subject to Section 409A under the Plan, provided such Special Elections are solicited and properly made before December 31, 2008. In the event the Employer elects to solicit Special Elections under this Section, the failure by a Participant to submit a complete and timely Special Election will result in the continued application of the most recently submitted Election.

Section 7. Record and Crediting of Deferred Amounts
(a) Deferred Income. The Employer shall credit the amount of any Deferred Income to a memorandum account for the benefit of the Participant (“Deferred Income Account”) no later than the last day of the calendar quarter in which such Income would otherwise have been paid to the Participant.
(b) Investment Direction. The Committee will allow a Participant to direct the investment of his or her Deferred Income Account in accordance with such rules and procedures as the Committee may prescribe, in its sole discretion, which may include a single investment selection, including Shares of the Company’s common stock. The Company will be relieved of all investment responsibility and liability for such investment direction. A direction to purchase Shares may not be made within six (6) months of a direction to sell Shares, and a direction to sell Shares may not be made within six (6) months of a direction to purchase Shares, under the Plan or any other plan or program maintained by the Company.
(c) Value and Statement of Account. The Committee shall provide each Participant with a statement of the value of his or her Deferred Income Account, including the amount of Deferred Income and income or loss thereon, determined as of each December 31 (the “Valuation Date”).

Section 8. Payment of Deferred Account
(a) In General. No withdrawals or payment shall be made from the Participant’s Deferred Income Account except as provided in this Section 8.
(b) Payment Event. Unless otherwise provided in the Election, the value of a Participant’s Deferred Income Account shall be payable in a single payment. A “Payment Event” shall be the date specified in the Participant’s Election, which may be any one of the following:
(i)
the date of the Participant’s separation from service (as defined herein) with the Company or related company (six (6) months from such date if the Participant is a “Specified Employee” as defined in subsection (g) below);

(ii)	the date the Participant attains an age specified in the Election; or
(iii)	the first or later to occur of either of such dates, as may be specified in the Election.
“Separation from Service” means a Participant’s “separation from service” as determined under Treas. Reg. Section 1.409A-1(h).
(c) Manner of Payment.
(i)	If a Participant elects a single installment, the value of Participant’s entire Deferred Income Account as of the Valuation Date preceding payment shall be paid to him or her in one lump sum.
(ii)
If a Participant elects two (2) or more installment payments, the amount of an installment payment shall be a fraction of the value of the Participant’s Deferred Income Account on the Valuation Date preceding such installment payment date, the numerator of which is one (1) and the denominator which is the total number of installments elected minus the number of installments previously paid.

(d) Hardship Distributions. The Committee, in its sole discretion, and whether or not a Payment Event shall have occurred, may accelerate payment of amounts credited to a Participant’s Deferred Income Account if requested to do so and if the requirements of this paragraph (d) are met. Such acceleration may occur only in the event of an unforeseeable financial emergency and the amount of any distribution is limited to the amount deemed reasonably necessary to satisfy such unforeseeable financial emergency. For purposes of this paragraph (d), an “Unforeseeable Financial Emergency” is an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee. In the event the Committee authorizes a payment due to an Unforeseeable Financial Emergency, any deferral Election in place for that Plan Year shall be void.

(e) Death of Participant. Unless otherwise provided in an Election, if a Participant dies at any time prior to complete distribution of all amounts payable to him or her under the provisions of the Plan, the unpaid balance of the Participant’s Deferred Income Account shall be paid to the Participant’s beneficiary or beneficiaries in a lump sum.
(f) Payment in the Event of Income Inclusion under Section 409A. If any portion of a Participant’s Deferred Income Account under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Section 409A, the Participant may petition the Employer for a distribution of that portion of his Deferred Income Account balance that is required to be included in his income. Upon the grant of such a petition, which grant shall not be unreasonably withhold, the Employer shall distribute to the Participant immediately available funds in an amount equal to the portion of his Deferred Income Account balance required to be included in income as a result of the failure of the Plan to meet the requirements of Section 409A, which amount shall not exceed the Participant’s unpaid vested Deferred Income Account balance under the Plan. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.
(g) Definition of Specified Employee. A “Specified Employee” means any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by the Committee based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the 12-month period that begins on the April 1st following the close of such identification period. For purposes of determining whether an individual is a key employee under Code Section 416(i), “compensation” shall mean [such individual’s W-2 compensation (1099 if Director) as reported by the Employer for a particular calendar year.]
Section 9. De Minimus Payment
Notwithstanding any provision of the plan or any Election to the contrary, is a Participant’s Deferred Income Account has a balance, along with any other nonqualified deferred compensation that may be aggregated with the Plan pursuant to Section 409A, at the time of his or her Separation of Service, that is not greater than the applicable dollar limit under Code Section 402(g)(1)(B) ($15,500 for plan year 2008), the Participant’s balance in his or her Deferred Income Account, and all other plans aggregated pursuant to Section 409A, shall be distributed in a single lump sum. This Section 9 shall be applied in accordance with the Plan aggregation rules of Section 409A and such Deferred Income Account balance shall be paid to the Participant in a lump sum payment on or before the later of: (i) December 31st of the calendar year in which the Participant’s Separation of Service occurs; or (ii) the 15th day of the third month following the Participant’s Separation of Service. Upon the date of payment pursuant to this Section 9, Participant shall have no further interest under the Plan or any similar deferred compensation arrangements, as defined under Section 409A with the Company or any Employer.

Section 10. Designation of Beneficiary
Participants shall designate in writing, in accordance with such rules and procedures as the Committee may prescribe, the beneficiary or beneficiaries who are to receive the Participant’s Deferred Income Account in the event of the Participant’s death.
Section 11. Lost Beneficiary
(a) All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.
(b) If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts shall be paid to the Participants’ or the beneficiary’s estate, as applicable. Any such presumption of death shall be final, conclusive and binding on all parties. Notwithstanding the foregoing, if any such beneficiary is located within five (5) years from the date of any such forfeiture, such beneficiaries shall be entitled to receive the amount previously forfeited.
Section 12. Facility of Payment
If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his property, the Employer may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Employer may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employer from all liability with respect to such benefit.
Section 13. Unsecured Obligations
The obligation of an Employer to make payments under the Plan shall be a general obligation of that entity only, and such payments shall be made from general assets and property of such entity. The Participant’s relationship to the Employer under the Plan shall be only that of a general unsecured creditor and neither this Plan nor any agreement entered into hereunder or action taken pursuant hereto shall create or be construed to create a trust or fiduciary relationship of any kind. The Employer may establish an irrevocable grantor trust for purposes of holding and investing the Deferred Income Account balances but such establishment shall not create any rights in or against any amount so held, except that the trustee of such trust may vote any Shares thereunder in accordance with the direction of the Participants.

Section 14. Status of Plan
The Plan is intended to be a plan that is: (a) not qualified within the meaning of Code Section 401(a); (b) “unfunded and is maintained by the Company or Employer primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1); and (c) compliant in all respects with Section 409A. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.
Section 15. No Effect on Employment Rights
Nothing contained herein will confer upon the Participant the right to be retained in the service of the Employer nor limit the right of the Employer to discharge or otherwise deal with the Participant without regard to the existence of the Plan.
Section 16. Amendment and Termination
(a) To the maximum extent permissible under Section 409A, the Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant in such Participant’s Deferred Income Account under the Plan, without such Participant’s consent.
(b) Notwithstanding the foregoing, the Board shall retain the right to amend the Plan or any portion thereof at any time, or from time to time, without the consent of the Participants, to the extent deemed necessary by the Board, in its sole discretion, in order for the Plan and Deferred Income to be compliant with the requirements of Code Section 409A.
Section 17. Effect of Transfer
(a) In the event of a Change in Control of the Company, the entire unpaid balance of each Deferred Income Account shall be paid in a single lump sum to the Participant as of the effective date thereof.
(b) For purposes of this Plan, the term Change in Control shall be as defined in the Company’s Executive Deferred Compensation Plan, as may be amended from time to time.
(c) In the event of a corporate transaction in which Shares are converted into another security or into cash, where such event does not constitute a Change in Control, the Committee may substitute a dollar-based equivalent for the Deferred Income Account and distribute it in cash as provided herein.
Section 18. Non-Assignability
No right to receive payments under the provisions of this Plan shall be transferable or assignable by a Participant, except by will or the laws of descent and distribution or by gifting for the benefit of descendants in estate planning situations, and during his or her lifetime payment may only be received by the Participant or his or her legal representative or guardian.

Section 19. Delivery and Registration of Stock
The Company’s obligation to deliver Shares shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 (“Act”) or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.
This Plan is intended to comply with Rule 16b-3 under the Act. Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.
Section 20. Binding Provisions
All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder and their heirs and personal representatives.
Section 21. Severability and Interpretation of Provisions
In the event that any of the provisions of this Plan or portion hereof, are held to be inoperative or invalid by any court of competent jurisdiction, or in the event that any legislation adopted by any governmental body having jurisdiction over the Employer would be retroactively applied to invalidate this Plan or any provision hereof or cause the benefits hereunder to be taxable, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby. In the event that the intent of any provisions shall need to be construed in a manner to avoid taxability, such construction shall be made by the Committee in a manner that would manifest to the maximum extent possible the original meaning of such provisions.
Section 22. Claims Procedure
(a) Presentation of Claim. Any Participant or beneficiary of a deceased Participant (such Participant or beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred-eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

(b) Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days, unless, within such time, the Employer notifies the Claimant in writing that an extension is required pursuant to Labor Regulation 2560.503-1 (up to ninety (90) days). Once a decision is made, the Committee shall notify the Claimant in writing:
(i) That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(ii) That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to the understood by the Claimant:
(A) the specific reason(s) for the denial of the claim, or any part of it;
(B) the specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(C) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
(D) an explanation of the claim review procedure set forth in subsection (c) below, including Claimants right to bring a civil action under Section 502(a) of ERISA as described in subsection (e).
(c) Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Employer that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s’ duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Therefore, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):
(i) may review pertinent documents;
(ii) may submit written comments or other documents; and/or
(iii) may request a hearing, which the Committee, in its sole discretion, may grant.

(d) Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within one hundred-twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(i) specific reasons for the decision;
(ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(iii) such other matters as the Committee deems relevant.
(e) Legal Action. A Claimant’s compliance with the foregoing provisions of this Section 20 is a mandatory prerequisite to a Claimant’s right to commence any legal action brought pursuant to Section 502(a) of ERISA with respect to any claim for benefits under this Plan.
(f) Arbitration. If Claimant continues to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Section 23. Inurement
The Plan shall be binding upon and shall inure to the benefit of the Employer, its successors and assigns, and the Participant, his successors, heirs, executors, administrators, and beneficiaries, and the Company shall require any acquirer in a Change in Control to expressly assume this Plan.
Section 24. Tax Withholding
When payments are made under the Plan, the Employer shall have the right to deduct from each payment made under the Plan, or any other compensation payable to a Participant or beneficiary, any required withholding taxes respecting such payments. Prior to the date a Participant’s Deferral Account becomes payable, the Employer may deduct from the Participant’s Deferral Account, or from other compensation payable to the Participant, any required federal employment taxes imposes under Code Sections 3101, 3121(a) and 3121(v)(2) and any taxes required under any state, local and foreign laws, in each case only to the extent such taxes are attributable to the Participant’s participation in the Plan.
Section 25. No Liability
No liability shall attach to or be incurred by any officer or director of the Company or Employer, or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.
Section 26. Expenses
All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer or the Company.
Section 27. Insolvency
Should the Employer be considered insolvent, the Company, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan, if the Company is not the Administrator. Upon receipt of such notice, the Administrator shall cease to make any payments to Participants who were Participants or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

Section 28. Interpretation
The provisions of this Plan shall be interpreted consistently with Section 409A, and to the extent inconsistent with such authority, shall be deemed to be modified to the extent necessary to make such provisions consistent with such authority. In addition, all questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Committee, in its sole discretion, whose decision shall be binding and conclusive upon all persons.
Section 29. Governing Law
This Plan shall be governed by, construed and administered in accordance with the laws of the State of Iowa without regard to the conflict of laws provisions of any jurisdiction, except to the extent preempted by the laws of the United States of America.
Section 30. Terms
Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.
Section 31. Headings
Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

Exhibit To
QCR Holdings, Inc.
2005 Deferred Income Plan
Election Form
(For plan years beginning on or after January 1, 20___)
EMPLOYER:
GENERAL INFORMATION

EMPLOYEE’S NAME
	(Last)	(First)	(M.I.)
HOME ADDRESS
CITY                                                                  STATE                                            ZIP
SOCIAL SECURITY NUMBER  _____-_____-_____  BIRTH DATE  _____/_____/19_____
INCOME DEFERRAL AGREEMENT
I understand that this Election must be returned to my Employer no later than December 15 prior to the year for which this Election is applicable. If this Election is being made due to a Participant’s initial participation commencing other than the first day of a year, this Election must be returned to your Employer no later than the thirtieth (30th) day after the Participant first becomes eligible to participate, with such Election being effective only for compensation earned after it is filed.
I understand that if this Election includes Incentive Compensation that qualifies as performance-based compensation under Code Section 409A, this Election must be filed no later than six (6) months prior to the end of the applicable performance period.
I understand that, unless otherwise provided by the Committee, the only investment under Section 7(b) of the Plan shall be the Employer’s Common Stock.
I agree that my Income earned during a plan year beginning on or after January 1, 20_____, will be reduced by the amount or percentage I have indicated below, and that these dollars will be contributed to my Deferral Account. This agreement will continue to be effective for subsequent plan years while I am employed unless I change or terminate it. I will be only an unsecured creditor of the Employer as to amounts deferred, and may lose part or all of the deferred amount if the Employer becomes insolvent. I acknowledge that I have read this entire agreement, understand it and agree to its terms.
Select one of the following:
☐ I elect to defer                     % or $                     of my director fees paid during the plan year.
☐ I elect to defer                     % or $                     of my salary paid during the plan year.
☐ I elect to defer                     % or $                     of my incentive compensation for the plan year.
☐ I decline participation.
Check if applicable:
☐ The above is a change from my prior elections.
I may change or revoke this election by filing a new election with the Employer in this format, but only for compensation earned in the tax year following the year in which my election is received by the Employer.
PAYMENT OF BENEFITS
☐
I elect to commence payment of my Deferred Income Account upon the (circle one) earlier of OR later of: choose one of the following: ☐ Age  _____; ☐  _____, 20_____  (insert date); ☐ my Separation from Service; ☐ the earlier of my Separation from Service or attainment of age  _____; or ☐ the later of my Separation from Service or attainment of age  _____.

☐
I elect to receive payment of any account balance in a series of annual installments over a period of  _____  years (insert one (1) for a lump sum or a number of years, maximum of ten (10)). The amount of each installment shall be determined in accordance with the provisions of the Plan. I understand that, if I do not affirmatively elect a number of installments, payment of my account balance shall be made in a single lump sum.

** Note that any change in the installment method will become subject to the following:
(i)	The revised election must be filed not less than 12 months prior to a scheduled payment date,

(ii)	The revised election can not take effect until 12 months after it is filed with the plan administrator, and

(iii)	The first scheduled payment must be deferred for at least 5 years from the originally scheduled payment date.
DESIGNATION OF BENEFICIARIES
I designate the following as the beneficiary of any and all benefits under the terms of the QCR Holdings, Inc. Deferred Income Plan which may be payable at the time my death:
[Add additional sheets as necessary]

Primary

Name				Percentage	%	Relation

	(Last)	(First)	(M.I.)
Name				Percentage	%	Relation

	(Last)	(First)	(M.I.)
Contingent

Name				Percentage	%	Relation

	(Last)	(First)	(M.I.)
Name				Percentage	%	Relation

	(Last)	(First)	(M.I.)
Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
In the event of my death during my employment, my benefits are to be paid to my beneficiaries as follows:
☐ in a lump sum
☐ in  _____  monthly installments (maximum ten (10))
I understand: (i) that I may change these beneficiary designations by filing a new written designation with the Employer; (ii) that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved; and (iii) that any change in the form of payment (lump sum or installment payments) upon my death during employment will not be effective until the twelve-month anniversary of the date a revised election form is accepted by the Administrator.
SIGNATURES
Participant

Date

Employer

By:

	Its:	Date